SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2011

Date of Report (Date of Earliest Event Reported)

VSUS TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-51274	43-2033337
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18565 Soledad Canyon Road #153 Canyon Country, CA 91351
(Address of principal executive offices and Zip Code)

(310) 309-9080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 24, 2011, VSUS Technologies, Inc., a Delaware corporation (the “Company”), has closed the  Final Purchase Agreement (the “Agreement”) with Erasmo Alfredo Almanza Latorre, a Columbian Citizen. The agreement provides for the acquisition of LA TABAQUERA COAL MINE (LA TABAQUERA) with Concession Contract No. ILE-09551, granted for the Exploration and Exploitation of a Carbon Mineral and other Grantable Mineral Deposits by the Colombian Institute of Geology and Mining. The Concession will become wholly owned by VSUS Technologies, Inc.

Pursuant to the Agreement and addendum, the Company purchased 100% of LA TABAQUERA, and any and all of  its subsidiaries, the consideration paid to Erasmo Almanza is an aggregate of 5,606,410 full paid and nonassessable shares of Common Stock of the Company (the “Shares”), for 100% of all of the outstanding shares of LA TABAQUERA.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The company has appointed John Campo as an Advisor to the Board of Directors, and as the Investors relations contact for the mine. Mr. Campo will be compensated for his duties and services with the company’s common stock until further business revenue and business model have been generated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSUS TECHNOLOGIES, INC.

Date: February 28, 2011	By:	/s/ Kyle Gotshalk
	Name:	Kyle Gotshalk
	Title:	President and Director